U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4, 2003

                              THERMODYNETICS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-10707                 06-1042505
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
         incorporation)                                      Identification No.)

     651 Day Hill Road, Windsor, Connecticut                         06095
     (Address of principal executive offices)                      (Zip Code)

                                  860-683-2005
                         (Registrant's telephone number)


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2. Acquisition.

(a) On August 4, 2003 ("Closing Date"), the Registrant acquired all of the issued and outstanding capital stock of Vulcan Industries, Inc. ("Vulcan"), a Michigan corporation, from the four shareholders of Vulcan, Mark O. Lowell, Marilyn S. Lowell, Keith J. Briggs, and Caroline A. Briggs (collectively "Sellers") in exchange for $1,750,000 paid in cash and promissory notes bearing 6% interest which come due at various dates between March, 2004 and June, 2005. There was no material relationship between the Registrant and any of the Sellers prior to the acquisition.

To assist in the transition of the business, Mark O. Lowell, the former president of Vulcan, was engaged as a consultant to Vulcan for a term of 12 months, renewable for up to an additional year, at a rate of compensation of $9,200 per month under a Consulting Agreement with Vulcan dated as of June 26, 2003 and effective as of the Closing Date. Further, Keith J. Briggs, the former vice president of Vulcan, was engaged as the General Manager and Chief Operating Officer of Vulcan under an Employment Agreement with Vulcan dated as of June 26, 2003 and effective as of the Closing Date for a term of 36 months, renewable for an additional 12-month term, at a compensation rate of $100,000 per annum subject to upward adjustment based upon the CPI Index for the Michigan/Indiana Region; Mr. Briggs reports directly to Robert I. Lieberman, the Treasurer of the Registrant. Mr. Lieberman was elected President and Treasurer of Vulcan by the newly constituted board of directors of Vulcan. Robert A. Lerman, the President of the Registrant, serves as the Secretary of Vulcan, and as the sole director of Vulcan. Robert A. Lerman and Robert I. Lieberman serve as all of the executive officers of Vulcan.

The principle followed in determining the amount of consideration paid by the Registrant was through an "arm's-length" negotiation through which the terms of the transaction and the consideration paid were determined. Further, the Sellers, through their broker, set a minimum sales price, which was the price paid. The terms of the acquisition were based upon acquisition of 100% ownership of Vulcan and the terms of the available financing.

(b) The acquired corporation is engaged in the business of fabricating tubes and tubing assemblies for the automotive, furniture, heat exchanger and appliance industries. The Registrant intends to continue the business of Vulcan utilizing the assets of Vulcan located in Sturgis, Michigan, including a 32,500 square-foot leased facility and related equipment, and certain financed new equipment currently being manufactured.

(c) The Registrant financed the acquisition through its principal bank, Citizens Bank, through a credit facility aggregating $1,230,000 consisting of (i) a revolving credit line with a maximum credit availability of $800,000; and (ii) a $700,000 term note, payable in equal monthly installments of $11,667 through August, 2008. Both of the above credit facilities bear interest at 1% above the bank's prime rate and are secured by substantially all of the assets of Vulcan, and are guaranteed by the Registrant and its other operating subsidiary. The revolving line of credit provides for borrowings on a demand basis, with availability based on formulas relating to inventory and accounts receivable. At the Closing Date, Vulcan owed approximately $350,000 against such line of credit. A portion of the proceeds from these loans was also used to refinance debt and other obligations to Vulcan's bank existing as of the date of the acquisition.

(d) The Registrant also borrowed approximately $635,000 against two life-insurance policies it provides to two of its officers. These borrowings are a portion of the reimbursable premiums on the policies due from the policy owners.

(e) Further, a term loan was obtained from Wells Fargo Equipment Finance, Inc., an equipment financing company, to finance a portion of new equipment ordered by Vulcan prior to the acquisition. Such equipment, consisting primarily of CNC controlled multi-stacked tube benders and robotic plasma cutting systems, is to service new manufacturing orders for Vulcan in its existing line of business. The equipment credit facility is: (i) an Interim Funding Agreement ("IFA") to finance the manufacture of the new equipment, to be converted upon final delivery and acceptance of the equipment into (ii) a $1,750,000 term note, payable in sixty equal monthly installments of $33,996 including interest, with amortization to commence upon final delivery and acceptance of the equipment. Such credit facility bears interest at the rate of 6.25% and will have a first secured position in the equipment purchased by Vulcan upon final delivery; until such delivery, a second secured position in the assets of Vulcan and the Registrant have been granted. The Registrant is a co-borrower for additional credit and security to such finance company.

(f) Lastly, in August 2003, Vulcan expects to obtain a community block development term loan from the City of Sturgis, Michigan, through its Economic Development Corporation to assist in the financing of the new equipment financed by Wells Fargo and the start-up costs of production relating to the new equipment. The term loan is to be: a $400,000 term note to be amortized over the same period as a term loan from Wells Fargo, bearing interest at the rate of 80% of the prime rate, adjusted quarterly. Such loan will be secured by a subordinated position in the assets of Vulcan and the new equipment purchased by Vulcan. The Registrant will be a guarantor of such loan.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

(b) Pro Forma Financial Information.

Thermodynetics, Inc., and Vulcan Industries, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets at March 31, 2003.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the Year Ended March 31, 2003.

(c) Exhibits

The exhibits listed below are being furnished with this Form 8-K:

Exhibit Number          Description
--------------          -----------

2-a: Stock Purchase Agreement dated as of June 26, 2003, with a table of contents of the Exhibits and Schedules.

2-b:                    First Amendment to Stock Purchase Agreement dated as of
                        July 31, 2003.

2-c:                    Second Amendment to Stock Purchase Agreement dated as of
                        August 1, 2003.

10-a:                   $700,000 Term Note dated as of July 31, 2003.

10-b:                   $800,000 Revolving Note dated as of July 31, 2003.

10-c:                   Interim Funding Agreement dated as of July 31, 2003.

10-d:                   $1,750,000 Term Note dated as of July 31, 2003.

99.1:                   Press Release dated August 6, 2003.

Item 9. Regulation FD Disclosure.

The Company announced, via a press release dated August 6, 2003, titled, "Thermodynetics, Inc. Acquires Vulcan Industries, Inc. of Sturgis, Michigan" attached as Exhibit 99.1, that it had the acquired all of the issued and outstanding capital stock of Vulcan Industries, Inc.

    UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated balance sheets as of March 31, 2003 and the unaudited pro forma condensed combined consolidated statement of income for the year ended March 31, 2003 are based on the historical consolidated financial statements of Thermodynetics, Inc. and subsidiaries and those of Vulcan Industries, Inc. ("Vulcan") after giving effect to the purchase of Vulcan and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated balance sheet is presented to give effect to the purchase as if it occurred on March 31, 2003. The unaudited pro forma condensed combined consolidated statement of income is presented to give effect to the purchase for the twelve month period ended March 31, 2003.

The acquisition will be accounted for as a purchase under generally accepted accounting principles. Under the purchase method of accounting, the total estimated purchase price is allocated to net tangible and intangible assets of Vulcan. Independent valuation specialists were engaged to assist the Company in determining the fair values of the assets acquired. The amounts reflected in the unaudited pro forma condensed combined financial statements represent the fair values of these assets at the date of the transaction.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with historical consolidated financial statements and the accompanying notes filed with the U. S. Securities and Exchange Commission by Thermodynetics, Inc. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the purchase of Vulcan occurred on the date presented and should not be taken as representative of future consolidated results of operations or financial position.

        THERMODYNETICS, INC AND SUBSIDIARIES AND VULCAN INDUSTRIES, INC.
       UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 2003

                                                       AUDITED         UNAUDITED
                                                      HISTORICAL       HISTORICAL                   UNAUDITED            UNAUDITED
                                                   THERMODYNETICS,       VULCAN               PRO-FORMA ADJUSTMENTS      PRO-FORMA
                                                    INC. AND SUBS   INDUSTRIES, INC.         DR                CR         COMBINED
                                                                                         ---------         ---------
                CURRENT ASSETS
CASH                                                       1,752              200                                            1,952
ACCOUNTS RECEIVABLE                                    1,048,856          966,367                                        2,015,223
INVENTORIES                                            1,557,339          291,209                                        1,848,548
PREPAIDS AND OTHER CURRENT ASSETS                        226,184           59,779                   [A]       50,000       235,963
                                                   -------------------------------------------------------------------------------
                TOTAL CURRENT ASSETS                   2,834,131        1,317,555                0            50,000     4,101,686

PROPERTY, PLANT AND EQUIPMENT, AT COST                12,516,143        2,530,555 [B]      259,645                      16,106,343
                                                                                  [C]      800,000
ACCUMULATED DEPRECIATION                               5,965,336        1,346,293                                        7,311,629
                                                   -------------------------------------------------------------------------------
                NET PROPERTY, PLANT AND EQUIPMENT      6,550,807        1,184,262        1,059,645                 0     8,794,714

                OTHER ASSETS
INTANGIBLE ASSETS                                         93,741                  [D]    1,700,157                       1,793,898
OFFICER LIFE INSURANCE PREMIUMS RECEIVABLE               860,478           30,883                   [A]      650,000       241,361
DEPOSITS AND OTHER                                        28,690           21,113                                           49,803
INVESTMENT IN VULCAN                                                              [A]    2,025,000  [D]    2,025,000             0
INVESTMENT IN BIO-MINERALS                                94,856                                                            94,856
                                                   -------------------------------------------------------------------------------
                TOTAL OTHER ASSETS                     1,077,765           51,996        3,725,157         2,675,000     2,179,918

                                                   -------------------------------------------------------------------------------
TOTAL ASSETS                                          10,462,703        2,553,813        4,784,802         2,725,000    15,076,318
                                                   ================================================================================

                CURRENT LIABILITIES
ACCOUNTS PAYABLE                                       1,161,709          996,037                                        2,157,746
ACQUISITION ESCROW ACCOUNT                                                                          [A]      250,000       250,000
ACCRUED EXPENSES                                         173,379          119,293                                          292,672
CURRENT PORTION- LONG TERM DEBT                          399,615          282,935 [B]      282,935  [B]      140,000       539,615
NOTES PAYABLE-BANK                                       741,058          373,831 [B]      373,831  [A]       75,000       816,058
                                                                                                    [B]      488,785       488,785

NOTES PAYABLE-SELLERS                                                                               [A]      550,000       550,000
SUBORDINATED NOTES PAYABLE -SELLERS                                                                 [A]      150,000       150,000
                                                   -------------------------------------------------------------------------------
                TOTAL CURRENT LIABILITIES              2,475,761        1,772,096          656,766         1,653,785     5,244,876

DEFERRED INCOME TAXES                                     50,000           53,000                                          103,000
LONG TERM DEBT                                         3,404,802          403,874 [B]      272,374  [B]      560,000     4,896,302
                                                                                                    [C]      800,000
SUBORDINATED LT DEBT- SELLERS                                                                       [A]      300,000       300,000

                STOCKHOLDERS' EQUITY
COMMON STOCK                                             182,261           10,000 [D]       10,000                         182,261
ADDITIONAL PAID IN CAPITAL                             5,503,226                                                         5,503,226
OFFICER LOANS RECEIVABLE-STOCK OPTIONS                  (140,645)                                                         (140,645)
RETAINED EARNINGS                                     (1,012,702)         314,843 [D]      314,843                      (1,012,702)
                                                   -------------------------------------------------------------------------------
                TOTAL STOCKHOLDERS' EQUITY             4,532,140          324,843          324,843                       4,532,140
                                                   -------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            10,462,703        2,553,813        1,253,983         3,313,785    15,076,318
                                                   ================================================================================

        THERMODYNETICS, INC. AND SUBSIDIARIES AND VULCAN INDUSTRIES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEAR ENDED MARCH 31, 2003

                                                     AUDITED            UNAUDITED          UNAUDITED          UNAUDITED
                                                    HISTORICAL         HISTORICAL          PRO FORMA          PRO FORMA
                                                 THERMODYNETICS,         VULCAN           ADJUSTMENTS         COMBINED
                                                  INC. AND SUBS      INDUSTRIES, INC.
SALES                                               $11,151,667        $ 6,756,489                           $17,908,156

COST OF GOODS SOLD                                    8,080,044          6,190,575                            14,270,619
                                                 -----------------------------------------------------------------------

GROSS MARGIN                                          3,071,623            565,914                             3,637,537

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                          2,313,633            544,873                             2,858,506
                                                 -----------------------------------------------------------------------

OPERATING INCOME                                        757,990             21,041                               779,031

INTEREST EXPENSE                                        380,850             67,865                               448,715
OTHER (INCOME) EXPENSE                                   54,207                 86                                54,293
                                                 -----------------------------------------------------------------------
TOTAL OTHER EXPENSE                                     435,057             67,951                               503,008

INCOME (LOSS) BEFORE INCOME TAXES                       322,933            (46,910)                              276,023

PROVISION FOR INCOME TAXES                               38,000             (3,000)                               35,000
                                                 -----------------------------------------------------------------------

NET INCOME (LOSS)                                   $   284,933           ($43,910)                          $   241,023
                                                 =======================================================================

NET INCOME (LOSS) PER SHARE
BASIC                                               $      0.02             ($4.39)                          $      0.01
DILUTED                                             $      0.02             ($4.39)                          $      0.01

WEIGHTED AVERAGE NUMBER OF SHARES
BASIC                                                18,035,173             10,000                            18,035,173
DILUTED                                              18,035,173             10,000                            18,035,173

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
Statements

      1. Basis of Pro Forma Presentation

On August 4, 2003 Thermodynetics, Inc. (the "Company") purchased all of the issued and outstanding capital stock of Vulcan Industries, Inc. ("Vulcan"), a Michigan corporation, from its four shareholders (collectively "Sellers") in exchange for $1,750,000 paid in cash and promissory notes bearing 6% interest which come due at various dates between March, 2004 and June, 2005 ("Seller Notes"). Fees, commissions and other expenses related to the acquisition approximated $275,000. A portion of the purchase price is to be held in escrow for a maximum of one year from the date of acquisition. Release of the escrow funds will be based on the liquidation of certain accounts receivable and inventory and the existence of undisclosed liabilities as of the closing date.

A summary of the purchase price and related costs is as follows:

Purchase price of capital stock of Vulcan                     $1,750,000
Fees, commissions and other expenses                             275,000
                                                              ----------
  Total purchase price                                        $2,025,000
                                                              ==========

The total purchase price of $2,025,000 was paid with cash of $700,000, Seller Notes aggregating $1,000,000, an escrow account of $250,000, and borrowings from a financial institution. A portion of the cash consideration paid to the Sellers was obtained by the Company from loans against two life-insurance policies it provides to two of its officers. These borrowings, totaling approximately $635,000, represent a portion of the reimbursable premiums on the policies due from the policy owners.

The Company financed the balance of the purchase price, $75,000, and refinanced debt and other obligations to Vulcan's bank existing as of the date of the acquisition, through borrowings of $1,264,000 under credit facilities with its principal bank. These facilities, aggregating $1,500,000, consist of (i) a revolving line of credit with a maximum credit availability of $800,000; and
(ii) a $700,000 term note, payable in equal monthly installments of $11,667 through August, 2008. Both of the above credit facilities bear interest at 1% above the bank's prime rate and are secured by substantially all of the assets of Vulcan, and are guaranteed by the Company and its other operating subsidiary. The revolving line of credit provides for borrowings on a demand basis, with availability based on formulas relating to inventory and accounts receivable.

A summary of the sources of funding of the purchase of the stock and related costs and amounts paid to refinance debt and other obligations to Vulcan's bank existing as if the acquisition occurred on March 31, 2003 is as follows:

Cash payments made by the Company                              $  700,000
Proceeds from bank term loan                                      700,000
Promissory notes issued to Sellers                              1,000,000
Acquisition escrow account                                        250,000
Advances under bank revolving lines of credit                     564,000
                                                               ----------
  Total payments and other sources of consideration            $3,214,000
                                                               ==========

Concurrent with the acquisition of Vulcan, the Company and Vulcan entered into secured lending arrangements to finance certain production equipment ordered by Vulcan prior to the acquisition. This equipment is to service new manufacturing orders for Vulcan in its existing line of business. A term loan was obtained from an equipment financing company, consisting of an interim funding agreement, to be converted upon final delivery and acceptance of the equipment into a $1,750,000 term note, payable in sixty equal monthly installments of $33,996 including interest, with amortization to commence upon final delivery and acceptance of the equipment. This credit facility bears interest at the rate of 6.25% and will have a first secured position in the equipment purchased by Vulcan upon final delivery; until such delivery, a second secured position in the assets of Vulcan and the Company has been granted. At the date of the acquisition, approximately $800,000 had been drawn against the interim funding agreement.

In addition, Vulcan received a commitment for a $400,000 community block development term loan from the City of Sturgis, Michigan, Economic Development Corporation, to assist in the financing of the new equipment. The term loan, estimated to close within thirty days of the date of the purchase, is to be amortized over the same period as a term loan from the equipment financing company, bearing interest at the rate of 80% of the prime rate, adjusted quarterly. This loan is secured by a subordinated position in the assets of Vulcan and the new equipment purchased by Vulcan. The Company is a guarantor of such loan.

The acquisition will be accounted for as a purchase under generally accepted accounting principles. Under the purchase method of accounting, the total estimated purchase price is allocated to net tangible and intangible assets of Vulcan. Independent valuation specialists were engaged to assist the Company in the determining the fair values of the assets acquired. The amounts reflected in the unaudited pro forma condensed combined financial statements represent the fair values of these assets at the date of the transaction. Based on this valuation, the purchase price has been allocated as follows:

Net tangible assets                             $  324,843
Intangible assets (goodwill)                     1,700,157
                                                ----------
         Total purchase price                   $2,025,000
                                                ==========

      2. Pro Forma Adjustments

The unaudited pro forma condensed combined consolidated financial statements include certain adjustments to reflect the acquisition of Vulcan by the Company and the refinancing of Vulcan's debt and other obligations existing as if the transaction occurred on March 31, 2003. The initial funding of the new equipment with the equipment lender has also been reflected in the pro forma financial statements, as the closing of the interim funding agreement occurred concurrent with the funding of the acquisition of Vulcan.

The pro forma adjustments are as follows:

[A] Adjustment to reflect the acquisition of Vulcan by the Company, including cash payments, notes issued to the Sellers and advances from the Company's revolving line of credit with its principal bank.

[B] Adjustment to reflect the refinancing of Vulcan debt and other obligations to its bank. These amounts included operating leases with an outstanding balance of $259,645 that upon payment, title on the related assets transferred to Vulcan. These obligations were refinanced through a $700,000 term loan and advances under Vulcan's revolving line of credit with the Company's principal bank.

[C] Adjustment to reflect the initial funding of the new equipment with the equipment lender.

[D] Adjustment to reflect purchase accounting and consolidation adjustments and to reflect the excess of the purchase price of the acquisition over the fair value of Vulcan's net tangible assets as intangible assets (goodwill) at the time of the transaction.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)
THERMODYNETICS, INC.


By:  /s/ Robert A. Lerman
   -----------------------------
     Robert A. Lerman, President

Date: August 12, 2003